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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2025 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2026

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Deutsche Mortgage & Asset Receiving Corp. - Depositor

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BMARK 2024-V8	Series 2024-V8	None

Master Servicer of the Prime Storage - Blue Portfolio and the Sunroad Centrum loans under the BMARK 2024-V7 PSA and of the GNL Industrial Portfolio loan under the BMO 2024-5C4 PSA

Depositor                                           BMARK 2025-V17                                                                                   Series 2025-V17                                           None

Master Servicer of the Springfield Town Center loan under the BBCMS 2025-5C37 PSA and the Soudry NYC Multifamily Portfolio loan under the WFCM 2025-5C6 PSA

Master Servicer of the ILPT 2025 Portfolio loan under the ILPT 2025-LPF2 TSA and The Link loan under the Benchmark 2025-V14 PSA

Depositor                                           COMM 2015-CCRE22                                                                             Series 2015-CCRE22                                    None

Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.

Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C8	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010-C1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC3	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2	None
Special Servicer of the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4	None
Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE5	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6	Special Servicer

Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2013-CCRE7                                   Master and Special Servicer

Master Servicer of the Moffett Towers loan under the COMM 2013-LC6 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2013-CCRE8                                   Master Servicer

Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2013-CCRE9                                    Special Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                         COMM 2013-LC13                                       Master Servicer

Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013-C12 PSA.

Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer

Primary Servicer of the Miracle Mile Shops loan under the COMM 2013-CCRE12 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                           COMM 2013-CCRE12                                Primary Servicer

Primary Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA

Depositor Depositor	Deutsche Mortgage & Asset Receiving Corp. Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-TWC COMM 2014-CCRE15	Master Servicer Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE16	None
Master Servicer (with respect to the obligation to make advances) and Special Servicer of the 25 Broadway loan under the COMM 2014-CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE17	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-UBS3	None

Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2014-CCRE18                                 None

Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014-CCRE17 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2014-UBS4                                      Master and Special Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp. COMM 2014-277P          Series 2014-277P                                          Special Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2014-CCRE19                                  Master and Special Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2014-CCRE20                                 None

Master Servicer of the Beverly Connection loan under the GSMS 2014-GC24 PSA.

Special Servicer of the Myrtle Beach Marriott Resort & Spa loan under the COMM 2014-UBS6 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2014-LC17                                      None

Special Servicer of Myrtle Beach Marriott Resort & Spa loan under the COMM 2014-UBS6 PSA.

Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014-CCRE21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC19	Master and Special Servicer
Master Servicer of the One Memorial loan under the COMM 2014-CCRE21 PSA.
Depositor	BWAY 2015-1740	Series 2015-1740	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE23	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-LC21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBWF 2015-LCM	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE25	None
Special Servicer of the Scottsdale Quarter loan under the JPM 2015-WPG PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE24	None
Special Servicer of the Lakewood Center loan under the DBWF 2015-LCM TSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015-CCRE27	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-CCRE28	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-DC2	None

Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016-C1 PSA

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                           DBJPM 2016-C1                                         Special Servicer

Special Servicer of the Naples Grande Beach Resort loan under the JPMBB 2016-C1 PSA.

Special Servicer of the 7700 Parmer loan under the JPMCC 2015-JP1 PSA

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          DBJPM 2016-C3                                          Master and Special Servicer

Master Servicer of the U-Haul AREC Portfolio loan under the CD 2016-CD1 PSA.

Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016-C1 PSA and the Westfield San Francisco Centre loan under the DBJPM 2016-SFC PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          CD 2016-CD1                                              Master Servicer

Special Servicer of the Westfield San Francisco Centre loan under the DBJPM 2016-SFC PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2016-COR1                                     Master and Special Servicer

Special Servicer of the Starbucks Center loan under the JPMDB 2016-C4 PSA and of the Westfield San Francisco Centre loan under the DBJPM 2016-SFC PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          CD 2016-CD2                                                None

Master Servicer of the 80 Park Plaza and Mills Fleet Farm loans under the CGCMT 2016-C3 PSA.

Special Servicer of the Starbucks Center loan under the JPMDB 2016-C4 PSA

Special Servicer of the FedEx Ground Portfolio loan under the BACM 2017-BNK3 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          CD 2017-CD4                                                Master Servicer

 Master and Special Servicer on the 111 Livingston Street and Moffett Place Google loans under the CD 2017-CD3 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series DBJPM 2017-C6                                 Master and Special Servicer

Master Servicer on the iStar Leased Fee Portfolio loan under the MSC 2017-H1 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          COMM 2017-COR2                                       Master and Special Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          CD 2017-CD6                                                None

Master and Special Servicer on the U-Haul SAC Portfolios 14, 15, 17, IRG Portfolio, Station Place III, Moffett Place Building 4 and Covance Business Center loans under the JPMDB 2017-C7 PSA.

Master and Special Servicer on the Integrated Health Campus loan under the COMM 2017-COR2 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series 2018-B1                                             Special Servicer

Master and Special Servicer on the Gateway Net Lease Portfolio and Starwood Capital Group Hotel Portfolio loans under the DBJPM 2017-C6 PSA.

Master Servicer on the Two Harbor Point Square loan under CGCMT 2018-B2.

Master and Special Servicer on the AHIP Northeast Portfolio I, 521-523 East 72nd Street and Station Place III loans under the JPMDB 2017-C7 PSA.

Special Servicer on the Griffin Portfolio loan under BANK 2017-BNK8.

Master and Special Servicer on the Atrium Center and Marriott Charlotte City Center loans under the Benchmark 2018-B3 PSA.

Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2018-COR3	Master and Special Servicer

Master and Special Servicer on the Grand Hyatt Seattle loan under the COMM 2018-COR2 PSA.

Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2018-B1 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series 2018-B4                                             None

Master Servicer on the 65 Bay Street loan under the CGCMT 2018-C5 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series 2018-GPP                                          Master Servicer

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          CD 2018-CD7                                              None

Master Servicer and Special Servicer on the Riverwalk loan under the UBS 2018-C12 PSA

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series DBGS 2018-C1                                  None

Special Servicer on the West Coast Albertsons Portfolio, Moffett Towers II - Building 1 and Willow Creek Corporate Center loans under the Benchmark 2018-B6 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series 2018-B7                                             None

Special Servicer on the Overland Park Xchange and Concord Plaza loans under the Benchmark 2018-B6 PSA.

Special Servicer on the Phoenix Marriott Tempe at the Buttes loan under the CGCMT 2018-C6 PSA.

Master and Special Servicer on the Shelbourne Global Portfolio I loan under the UBS 2018-C13 PSA.

Depositor                                           Deutsche Mortgage & Asset Receiving Corp.                                          Series 2018-GLKS                                        Master Servicer

Depositor                                           Benchmark 2019-B10 Mortgage Trust                                                      Series 2019-B10                                           Primary Servicer

Master and Special Servicer on the 101 California loan under the CALI 2019-101C TSA, the Liberty Station Retail loan under the JPMCC 2019-COR4 PSA, and the Vie Portfolio loan under the JPMCC 2019-COR5 PSA.

Special Servicer on the Pace Gallery HQ loan under the GSM 2019-GC38 PSA.

Depositor                                           CD 2019-CD8 Mortgage Trust                                                                 Series 2019-CD8                                          Master & Special Servicer

Master and Special Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA.

Master Servicer on the Visions Hotel Portfolio II loan under the MSC 2019-H7 PSA, the 505 Fulton Street loan under the CGCMT 2019-GC41 PSA, and Wind Creek Leased Fee loan under the BMARK 2019-B13 PSA.

Depositor                                           Benchmark 2019-B13 Mortgage Trust                                                     Series 2019-B13                                           Master Servicer

Master Servicer on the Grand Canal Shoppes loan under MSC 2019-H7 PSA.

Master and Special Servicer on the Northpoint Tower loan under the GSMS 2019-GC42 PSA and on the Woodlands Mall loan under BMARK 2019-B12 PSA.

Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.

Depositor                                           COMM 2019-GC44 Mortgage Trust                                                        Series 2019-GC44                                        Master Servicer

Master and Special Servicer on the 225 Bush loan, The Essex Site 2 loan, and the Legends at Village West loan under the Benchmark 2019-B14 PSA

Master Servicer on the Wind Creek Leased Fee loan under the Benchmark 2019-B13 PSA, and on the Millennium Park Plaza and USAA Office Portfolio loans under the CGCMT 2019-GC41 PSA

Depositor                                           Benchmark 2020-B16 Mortgage Trust                                                     Series 2020-B16                                           Master Servicer

Master Servicer and Special Servicer on the Kings Plaza loan under the Benchmark 2020-B17 PSA and 510 East 14th Street loan under the GSMS 2020-GC45 PSA.

Master Servicer on the Starwood Industrial Portfolio loan under the GSMS 2020-GC45 PSA.

Depositor	Benchmark 2020-IG2 Mortgage Trust	Series 2020-IG2	Master and Special Servicer

Master Servicer on the Stonemont Net Lease Portfolio loan under the JPMCC 2020-NNN.

Master Servicer and Special Servicer on the 225 Bush loan under the BMARK 2019-B14.

Depositor                                           BMARK 2020-B18 Mortgage Trust                                                         Series 2020-B18                                            Master and Special Servicer

Master Servicer on the BX Industrial Portfolio loan under the Benchmark 2020-IG3 PSA.

Master and Special Servicer on the Southcenter Mall loan under the GSMS 2020-GC45 PSA.

Master and Special Servicer on the Chase Center Tower I and Chase Center Tower II loans under the Benchmark 2020-IG2 PSA, Apollo Education Group HQ Campus and Kings Plaza loans under the Benchmark 2020-B17 PSA.

Depositor                                           DBJPM 2020-C9                                                                                       Series 2020-C9                                               Master Servicer

Master and Special Servicer on the Agellan Portfolio, 420 Taylor Street, 280 North Bernardo, 3000 Post Oak and Brass Professional Center loans under the BMARK 2020-B18 PSA, Chase Center Tower I and Chase Center Tower II loans under the BMARK 2020-IG2 PSA.

Special Servicer on The Liz loan under the MSC 2020-HR8 PSA.

Master Servicer on the Amazon Industrial Portfolio, Coleman Highline and 333 South Wabash loans under the BMARK 2020-B19 PSA, and the BX Industrial Portfolio loan under BMARK 2020- IG3 PSA

Master and Special Servicer on the Southcenter Mall loan under the GSMS 2020-GC45 PSA, the Kings Plaza loan under the BMARK 2020-B17 PSA, and the 675 Creekside Way loan under the JPMDB 2020-COR7 PSA

Depositor                                           Benchmark 2020-B22 Mortgage Trust                                                      Series 2020-B22                                              Master Servicer

Master Servicer on the Hotel ZaZa Houston Museum District loan under the Benchmark 2021-B23 PSA and the Cabinetworks Portfolio loans under the Benchmark 2021-B25 PSA

Master Servicer and Special Servicer on the 4 West 58th Street loan under the Benchmark 2020-B20 PSA, the 32-42 Broadway loan under the Benchmark 2020-B21 PSA, and the JW Marriott Nashville loan under the Benchmark 2021-B23 PSA

Special Servicer of the McClellan Business Park loan under the BANK 2020-BNK30 PSA

Depositor                                           COMM 2020-SBX Mortgage Trust                                                          Series 2020-SBX                                              Master Servicer

Depositor                                           ONE 2021-PARK                                                                                     Series 2021-PARK                                            Master Servicer

Depositor                                           BMARK 2021-B26                                                                                   Series 2021-B26                                               Primary Servicer

Master Servicer on the Amazon Seattle loan under the BMARK 2021-B25 PSA and on the JW Marriott Nashville loan under the BMARK 2021-B23 PSA

Master Servicer and Special Servicer of the 141 Livingston loan under the Benchmark 2021-B24 PSA

Depositor                                           DBUBS 2011-LC2                                                                                    Series 2011-LC2                                               Special Servicer

Depositor                                           HONO 2021-LULU                                                                                  Series 2021-LULU                                            Master Servicer

Depositor                                           BMARK 2021-B30                                                                                   Series 2021-B30                                                Master Servicer

Master Servicer on the One Memorial Drive loan under the JPMCC 2021-1MEM TSA, the La Encantada loan under the Benchmark 2021-B31 PSA and the Plaza La Cienega loan under the 3650R 2021-PF1 PSA.

Depositor	MTK 2021-GRNY	Series 2021-GRNY	Master Servicer
Depositor	BMARK 2022-B34	Series 2022-B34	None

Master Servicer on the Novo Nordisk HQ loan under the BMARK 2021-B31 PSA.

Master Servicer on the One Wilshire loan, the Bedrock Portfolio loan, the JW Marriott Desert Springs loan, and the Glen Forest Office Portfolio loan under the BMARK 2022-B32 PSA.

Depositor	FIVE 2023-V1	Series 2023-V1	Master Servicer
Master Servicer of the Green Acres loan under the BMARK 2023-V2 PSA and of the Hyatt Regency Jacksonville loan under the BMARK 2022-B37 PSA.
Depositor	LAQ 2023-LAQ	Series 2023-LAQ	Special Servicer
Depositor	BMARK 2023-B38	Series 2023-B38	Master Servicer

Master Servicer on the Green Acres loan under the BMARK 2023-V2 PSA, and the Sentinel Square II and Centers of High Point loans under the FIVE 2023-V1 PSA

Master and Special Servicer on the One Campus Martius loan under the BMARK 2022-B36 PSA

Depositor                                           BMARK 2024-V5                                                                                     Series 2024-V5                                                  Master Servicer

Master Servicer on the Warwick New York loan under the BMARK 2023-V4 PSA and on the Philadelphia Marriott Downtown loan under the BBCMS 2023-5C23 PSA

Primary Servicer of the Galleria at Tyler loan under the BANK5 2024-5YR6 PSA.

Depositor                                           DBSG 2024-ALTA                                                                                   Series 2024-ALTA                                             Master Servicer

Depositor                                           COMM 2024-WCL1                                                                                 Series 2024-WCL1                                            Master Servicer

Depositor                                           LEX 2024-BBG                                                                                        Series 2024-BBG                                               Master Servicer

Depositor                                           BMARK 2024-V11                                                                                   Series 2024-V11                                               Master Servicer

 Master Servicer on the Colony Square loan under the BMO 2024-5C7 PSA

Primary Servicer of the International Plaza II loan under the BANK5 2024-5YR10 PSA

Depositor                                           BMARK 2025-V14                                                                                   Series 2025-V14                                                Master Servicer

Master Servicer of the Uber Headquarters loan under the RIDE 2025-SHRE TSA and the 257 Park Avenue South loan under the BMO 2025-5C9 PSA.

Master Servicer of the State Farm Data Center Portfolio loan and the Herald Center loan under the BMARK 2025-V13 PSA, the AVAD Midland & Odessa Self Storage Portfolio loan under the BMO 2025-5C9 PSA.

Special Servicer of The Spiral loan under the Hudson Yards 2025-SPRL TSA

Depositor	BAY 2025-LIVN	Series 2025-LIVN	Master Servicer
Depositor	IP 2025-IP	Series 2025-IP	Master and Special Servicer
Depositor	COMM 2025-167G	Series 2025-167G	Master Servicer